Exhibit 10.84d

December 4, 2013

Via Certified Mail – Return Receipt Request

Mr. Frederick Tomarchio

Mt. Airy South Main Street, LLC

P.O. Box 55

Glenelg, MD 21237

RE:	Lease Agreement dated September 2, 1999 by and between Mt. Airy South Main Street, LLC, successor in interest to LPR Associates (“Landlord”) and Monro Muffler Brake, Inc., successor in interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 1312 South Main Street, Mt. Airy, MD [MMB #765]

Dear Fred:

Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the second five-year renewal period commencing on January 1, 2015 and expiring December 31, 2019. The rent for said renewal period shall be $12,871.17 per month.

Tenant shall have four five-year renewal options remaining.

Please do not hesitate to contact me at 800-876-6676 ext. 3305 or Mindi Collom at ext. 3320 if you have any questions relative to the renewal.

Very truly yours,

/s/ John W. Van Heel

John W. Van Heel
President and CEO

JVH:mc